EXHIBIT 3.36

                                 THIRD AMENDMENT
                                     TO THE
                   SECOND AMENDED AND RESTATED TRUST AGREEMENT


     This THIRD AMENDMENT (this "Third Amendment") to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among the Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee thereunder ("Owner Trustee"), and 747, Inc., an Oregon corporation ("747"), King, Christian Inc., a Nevada corporation ("King Christian"), and Delford M. Smith, as beneficiaries, is made as of May 10, 2004, among Owner Trustee, Evergreen International Aviation, Inc., an Oregon corporation ("Aviation"), and Delford M. Smith.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, a trust (the "1986 Trust") was created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, as amended and restated by the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended by the First Amendment thereto as of May 8, 2003, as amended by the Second Amendment thereto as of January 14, 2004, and as amended by the Third Amendment thereto as of May 10, 2004, among Aviation and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (as amended and restated, the "Existing Trust Agreement")

     WHEREAS, pursuant to Articles of Merger filed on August 11, 1998 with the Secretary of State of the State of Oregon, 747 and King Christian were merged with and into Holdings, with Holdings as the surviving corporation.

     WHEREAS, the Assignment and Assumption Agreement, dated as of July 31, 1998, was entered into between Holdings and Aviation, whereby Holdings assigned all its rights, title and interests in, to and under the Trust Agreement to Aviation, and Aviation assumed all Holdings' obligations thereunder.

     WHEREAS, certain subsidiaries (the "Borrowers") of Aviation and Aviation have elected to enter into the Loan and Security Agreement, to be dated on or about May 12, 2004 (the "Loan and Security Agreement"), among Aviation, the Borrowers, the lenders that are parties thereto, and Wells Fargo Foothill, Inc., as the arranger and administrative agent.

     WHEREAS, pursuant to the Loan and Security Agreement, the Owner Trustee will unconditionally guarantee (the "General Continuing Guaranty") the Borrowers obligations arising under the Loan and Security Agreement.

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     WHEREAS, in connection with the General Continuing Guaranty, FINOVA Capital
Corporation ("FINOVA") has requested that the Secured Loan Agreement, dated as of May 7, 1997 (as amended, the "Secured Loan Agreement"), among FINOVA, Wilmington Trust Company, not in its individual capacity, except as expressly set forth therein, but solely as Owner Trustee under the Existing Trust Agreement, Aviation and Delford M. Smith, be amended by an amendment agreement (the "Second Secured Loan Amendment Agreement'), providing that an event of default under the Loan and Security Agreement constitute an event of default under the Secured Loan Agreement.

     WHEREAS, FINOVA, pursuant to a Waiver and Consent, dated May 10, 2004, has consented to the Owner Trustee's entering into the transactions contemplated above.

     WHEREAS, the Wilmington Trust Company, Aviation and Delford M. Smith desire to amend the terms of the Existing Trust Agreement to allow for the entering by the Owner Trustee in the transactions as contemplated above.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend the Existing Trust Agreement in its entirety as follows:

     Section 1. AMENDMENT OF SECTION 1.2 OF THE EXISTING TRUST AGREEMENT. The parties hereto agree that Section 1.2 of the Existing Trust Agreement is hereby amended to include the following sub-sections:

     "(i) (a) to execute and deliver the General Continuing Guaranty, to be dated on or about May 12, 2004 (the "Loan and Security Agreement Guaranty"), by and among Evergreen Holdings, Inc. and each of its subsidiaries that are signatories thereto in favor of Wells Fargo Foothill, Inc., as arranger and administrative agent for the Lenders (as defined therein); to execute and deliver the Intercreditor Agreement (the "Intercreditor Agreement"), dated as of the date of the Loan and Security Agreement Guaranty, by and between J.P. Morgan Trust Company, National Association, not in its individual capacity but solely as Trustee (as defined therein) under the Junior Agreement (as defined therein), as junior collateral agent for the Trustee and the holders of the Senior Second Notes (as defined therein), and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Senior Lenders (as defined therein); and to execute and deliver the Intercompany Subordination Agreement ("the Intercompany Subordination Agreement"), dated as of the date of the Loan and Security Agreement Guaranty, by and among Evergreen International Aviation, Inc., each of its subsidiaries signatories thereto and Wells Fargo Foothill, Inc., as arranger and administrative agent for the Lenders (as defined therein), and (b) to enter into and execute all other documents and to perform all agreements or other obligations in connection with such agreements upon the instruction of the Beneficiary."

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     Section 2. AMENDMENT TO SECTION 4.7(A) OF THE EXISTING TRUST AGREEMENT. The
parties hereto agree that Section 4.7(a) of the Existing Trust Agreement is hereby amended to include the following sub-section:

     "(5) take all such actions as required to be taken in connection with the obligations of the Trustee under the Loan and Security Agreement Guaranty, the Intercreditor Agreement and the Intercompany Subordination Agreement, and any and all other documents or agreements entered into connection therewith at the instruction of the Beneficiary."

     Section 3. ENTIRE AGREEMENT. This Agreement and the other documents attached hereto or incorporated by reference herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral and written, with respect to the subject matter hereof.

     Section 4. APPLICABLE LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE BY RESIDENTS THEREOF TO BE ENTIRELY PERFORMED THEREIN.

     Section 5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 6. EFFECT OF AMENDMENT. Except as specifically set forth herein, all other provisions of the Existing Trust Agreement shall remain in fall forth and effect.

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     IN WITNESS WHEREOF, the parties have caused this Third Amendment to the
Second Amended and Restated Trust Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                      WILMINGTON TRUST COMPANY,
                                      not in its individual capacity,
                                      but solely as Owner Trustee


                                      By:    /S/ LINDA C. MACK
                                             -----------------
                                      Name:  Linda C. Mack
                                      Title: Financial Services Officer


                                      EVERGREEN INTERNATIONAL AVIATION, INC.


                                      By:    /S/ JOHN A. IRWIN
                                             -----------------
                                      Name:  John A. Irwin
                                      Title: Treasurer


                                      DELFORD M. SMITH


                                             /S/ DELFORD M. SMITH
                                             --------------------


CONSENTED TO.

FINOVA CAPITAL CORPORATION

By:  /S/ MYLES A. MACDONALD
     ----------------------
     Name:  Myles A. MacDonald
     Title: Senior Vice President

EVERGREEN INTERNATIONAL AIRLINES, INC.

By:  /S/ JOHN A. IRWIN
     -----------------
     Name:  John A. Irwin
     Title: Treasurer

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